UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	December 14, 2005

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On December 14, 2005, First Business Financial Services, Inc. (“FBFS”) and its subsidiary, First Business Bank, entered into an amended and restated deferred compensation agreement (the “Agreement”) with Jerome J. Smith, its Chief Executive Officer. The Agreement provides an economic incentive in the form of retirement and death benefits for Mr. Smith to continue his employment. Under the Agreement, FBFS is obligated to require its successor to assume its obligations under the Agreement.

        In the event of termination of his employment for any reason other than cause (as defined in the Agreement), the Agreement provides that Mr. Smith will be entitled to deferred compensation equal to five times his average salary for three of the last five calendar years, less $200,000, payable over five years, and group health insurance plan continuation coverage for five years. The Agreement also provides that Mr. Smith will be entitled to a payment of $3,333.33 per month for up to 60 months for his compliance with a noncompete covenant for two years after the commencement of payment of any deferred compensation benefit under the agreement. If Mr. Smith dies while employed by FBFS or after his employment terminates for any reason other than for cause, his designated beneficiary will be entitled to a death benefit equal to $200,000, less any amounts paid with respect to the noncompete covenant, payable over five years, as well as any remaining deferred compensation payable as of the date of his death.

        The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits. The following exhibit is being filed herewith:

(10.1) Restated Agreement, dated December 14, 2005, by and between First Business Financial Services, Inc., First Business Bank and Jerome J. Smith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: December 16, 2005	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	Restated Agreement, dated December 14, 2005, by and between First Business Financial Services, Inc., First Business Bank and Jerome J. Smith.